Exhibit (a)(1)(C)
ELECTION TO PARTICIPATE AND EXERCISE WARRANTS
PURSUANT TO
OFFER TO EXERCISE
WARRANTS TO PURCHASE COMMON STOCK
OF
OCCIDENTAL PETROLEUM CORPORATION
THE OFFER TO EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 5:00 P.M. (EASTERN TIME) ON MARCH 31, 2025, UNLESS THE OFFER PERIOD IS EXTENDED.
The Warrant Agent for the Offer is:
Equiniti Trust Company, LLC whose address for delivery is:
If by first-class mail or overnight courier:
Equiniti Trust Company, LLC
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120
This Election to Participate and Exercise Warrants is provided to holders of record of outstanding warrants (the “Warrants”), each representing the right to purchase one share of common stock, par value $0.20 per share (the “Common Stock”) of Occidental Petroleum Corporation (the “Company”), at an exercise price of $22.00 per Warrant, in connection with the Offer to Exercise Warrants to Purchase Common Stock of Occidental Petroleum Corporation, dated March 3, 2025 (together with any amendments or supplements thereto, the “Offer to Exercise”). The Company is providing the holders of the Warrants the opportunity to exercise their Warrants at a temporarily reduced exercise price of $21.30 per Warrant, upon the terms set forth in the enclosed Offer to Exercise. Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrants shall have the meanings ascribed to them in the Offer to Exercise.
If you desire to exercise Warrants pursuant to the Offer to Exercise and you cannot deliver your Warrants and all other documents required by this Election to Participate and Exercise Warrants to the Depositary Agent prior to the Expiration Date, you may tender your Warrants according to the guaranteed delivery procedures set forth in “Description of the Offer to Exercise — Section 7. Procedure for Participating in the Offer to Exercise and Exercising Warrants” of the Offer to Exercise.

Name of Registered Holder:
Address of Registered Holder:

The undersigned holder of Warrants hereby:
1.
Elects to participate in the Offer to Exercise with respect to the following quantity of Warrants, and to exercise and purchase the number of shares of the Common Stock issuable upon exercise of such number of Warrants at the temporarily reduced exercise price of $21.30 per Warrant:

Number of Warrants to be tendered*:

* Unless otherwise instructed, it will be assumed that all Warrants held are to be tendered.
2.
Delivers to the Company the aggregate exercise price in cash of $     (i.e., $21.30 times the total number Warrants shown in Section 1 above). Only whole numbers of Warrants may be exercised in connection with this Offer to Exercise.

3.
The shares of Common Stock issuable upon exercise of the Warrants by the undersigned will be issued in book-entry form in the undersigned’s name. If applicable, the undersigned holder requests that the shares of Common Stock instead be delivered via DWAC to:

Name of DTC Participant:
(i.e., broker-dealer at which account is to be credited with shares)
DTC Participant number:
Name of Account at DTC Participant:
Account Number at DTC Participant:

The Warrants, together with a properly completed Election to Participate and Exercise Warrants and any other documents required hereby, must be delivered to the Depositary Agent and not to the Company. ANY DOCUMENTS DELIVERED TO THE COMPANY OR ANY INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AGENT OR CONSIDERED DELIVERED TO THE DEPOSITARY AGENT AND WILL NOT BE DEEMED TO BE VALIDLY DELIVERED.
If there is inadequate space in any box above, list the information on a separate signed sheet and attach it to this Election to Participate and Exercise Warrants.
NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES
The undersigned hereby understands and acknowledges that:
1.	To accept the Offer to Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Participate and Exercise Warrants.
2.
If the undersigned elects to participate in the Offer to Exercise and the conditions to the Offer to Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s Warrants at the temporarily reduced exercise price of $21.30 per Warrant.

3.	If the undersigned chooses not to participate in the Offer to Exercise, its Warrants will remain outstanding and exercisable, with an exercise price of $22.00 per Warrant.
4.
If the undersigned chooses to participate in the Offer to Exercise and executes and delivers this Election to Participate and Exercise Warrants along with the aggregate exercise price applicable to the undersigned’s Warrants, the Company will place the aggregate exercise price funds into a separate trust account established by the Depositary Agent until the Expiration Date. Under no circumstances will interest be paid on the temporarily reduced exercise price of the Warrants, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing Common Stock upon the exercise of the Warrants.

5.
By exercising the Warrants pursuant to the procedure described in the Offer to Exercise and in the instructions to this Election to Participate and Exercise Warrants, the undersigned accepts the terms and conditions of the Offer to Exercise and understands that the acceptance of Warrants by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Exercise.

6.
The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Exercise.

7.
The undersigned understands that the Offer to Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Exercise would not be in compliance with the laws of such jurisdiction.

8.
All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exercise, this Election to Participate and Exercise Warrants is irrevocable.

9.
Upon request, the undersigned will execute and deliver any additional documents deemed by the Company or the Depositary Agent to be necessary or desirable to complete the exercise of the Warrants pursuant to the Offer to Exercise.

10.
The undersigned acknowledges that: All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exercise pursuant to the Offer to Exercise of any Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the undersigned’s right to dispute such determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any or all exercises of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the exercise of any particular Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including the instructions contained in the Election to Participate and Exercise Warrants) will be final and binding on all parties, subject to the undersigned’s right to dispute such determination in a court of competent jurisdiction. No exercise of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exercises must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in exercises and none of them will incur any liability for failure to give any such notice.
The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver, and perform any obligations hereunder and that, when and to the extent the Warrants are accepted for exercise by the Company, the Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and the Warrants will not be subject to any adverse claims.
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By completing this Election to Participate and Exercise Warrants and returning this signature page, the undersigned’s Warrants will be deemed exercised in accordance with the terms and conditions of the Warrants as modified by the Offer to Exercise.
If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise Warrants proper evidence of the authority of such person to act in such capacity.

Date: , 2025	By:
(signature)

(print name)
Capacity:
Address:

Telephone:
Fax:
Tax ID:

Guarantee of Signature (If required by Instructions)

Authorized Signature:
Name:
Title:
Name of Firm:
(Must be an Eligible Institution as defined in Instructions)
Address:
Telephone Number:
Dated:

INSTRUCTIONS FOR DELIVERY
Your right to participate in the Offer to Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of 5:00 p.m. (Eastern Time) on March 31, 2025, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent exercises. By execution of this Election to Participate and Exercise Warrants, you waive any right to receive any notice of the acceptance of the Warrants, except as provided in the Offer to Exercise.
To effect your acceptance of the Offer to Exercise you must:
1.	Complete, sign, and return this Election to Participate and Exercise Warrants.
2.
Pay the exercise price (i.e., $21.30 times the total number of Warrants you elect to exercise), in the form of a certified check payable to Equiniti Trust Company, LLC as the Depositary Agent and warrant and transfer.

No signature guarantee is required if either:
(a)
this Election to Participate and Exercise Warrants is signed by the registered holder of the Warrants exactly as the name of the registered holder appears in the book-entry notation representing the Warrants that were tendered with the Election to Participate and Exercise Warrants and the shares of Common Stock are to be issued in the name of the registered holder of the Warrants; or

(b)
the Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Election to Participate and Exercise Warrants.
If a registered owner of Warrants wants to exercise Warrants pursuant to the Offer to Exercise, but the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary Agent prior to the Expiration Date, such holder can still exercise their Warrants pursuant to the Offer to Exercise by complying with the following requirements:
(i)	the exercise must be made by or through an Eligible Institution;
(ii)
the Depositary Agent must receive by first-class mail delivery, overnight courier or facsimile on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the provided with the Offer to Exercise, with signatures guaranteed by an Eligible Institution and proper payment of the reduced exercise price of the Warrants; and

(iii)	the Depositary Agent must receive, within one NYSE trading day after the execution of the Notice of Guaranteed Delivery, as provided in the Offer to Exercise:
a.	a book-entry confirmation of the transfer of the registered owner’s Warrants into the Depositary Agent’s account;
b.	a signed copy of the Election to Participate and Exercise Warrants; and
c.	any other documents required by the Election to Participate and Exercise Warrants.
A holder is required to provide the Depositary Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9. The purpose for this form is explained below under “Important Tax Information.” The holder must, under penalties of perjury, certify that such number is correct and that such holder is not subject to backup withholding of federal income tax or, alternatively, to establish another basis for exemption from backup withholding. If a holder is subject to backup withholding, the holder must mark the “Notification of Backup Withholding” box. Failure to provide the information requested on the Substitute Form W-9 may subject the holder to a $50 penalty imposed by the Internal Revenue Service and to federal income tax backup withholding at the applicable federal withholding rate of any payments made to the holder or other payee.

Certain holders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. A foreign (“nonresident alien”) holder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary Agent, in order to avoid backup withholding. We cannot accept a facsimile, photocopy or scanned image of a Form W-8BEN.
The Election to Participate and Exercise Warrants, the Warrants, and the exercise price must be received at the address below on or before the Expiration Date of 5:00 p.m. (Eastern Time) on March 31, 2025, as may be extended by the Company in its sole discretion. The method of delivery of all documents is at the election and risk of the tendering Warrant holder, and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ADDRESS FOR FIRST CLASS MAIL DELIVERY OR OVERNIGHT COURIER OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEM 1 ABOVE) AND CERTIFIED CHECKS*** FOR EXERCISE PRICE OF WARRANTS:	Equiniti Trust Company, LLC Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

*** CERTIFIED CHECK MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS AND BE MADE PAYABLE TO “EQUINITI TRUST COMPANY, LLC”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

IMPORTANT TAX INFORMATION
Under the federal income tax law, unless an exemption applies, a holder whose tendered Warrants are accepted for payment is required to provide the Depositary Agent with such holder’s correct TIN on the Substitute Form W-9. If such holder is an individual, the TIN is such holder’s Social Security Number. If the Depositary Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder may be subject to backup withholding based on the applicable tax rate of the reportable amount.
Certain holders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN. Intermediary entities will provide a Form W-8IMY for the entity and a Form W-8BEN or Form W-9 for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the Depositary Agent. Exempt U.S. holders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the Substitute Form W-9 to the Depositary Agent.
If backup withholding applies, the Depositary Agent is required to withhold a percentage of any reportable payments made to the holder at the withholding rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.
Purpose of Substitute Form W-9
To prevent backup withholding on payments that are made to a holder with respect to Warrants tendered pursuant to the Offer to Exercise, the holder is required to notify the Depositary Agent of such holder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 enclosed certifying that the TIN provided is correct.

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NRA INDIVIDUALS SHOULD COMPLETE THE APPLICABLE FORM W-8BEN. FORMS ARE AVAILABLE AT www.irs.gov. FOREIGN ENTITIES NEED TO COMPLETE THE APPLICABLE TYPE OF FORM W-8 AND RETURN THAT CERTIFICATION OF FOREIGN TAX STATUS. FAILURE TO COMPLETE THE FORM WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL TAX INCOME TAX WITHHOLDING.